FORM OF

DIMENSIONAL INVESTMENT GROUP INC.

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

I. INTRODUCTION

This Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (the “Plan”) has been adopted by a majority of the Board of Directors of Dimensional Investment Group Inc. (the “Company”), including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company (together, the “Independent Directors”), pursuant to Rule 18f-3 under the 1940 Act, with respect to each series of the Company listed on Exhibit A to this Plan (each a “Fund,” and together, the “Funds”).

The Plan designates the share classes offered by the Company: Institutional Class, Class R2, Class R10, Class R25, and Class R40. In accordance with Rule 18f-3 under the 1940 Act, the Plan sets forth the differences between the classes with respect to distribution arrangements, shareholder services, expense allocations and any related conversion features or exchange privileges.

The Company’s Board of Directors, including a majority of the Independent Directors, has determined that the Plan, including the allocation of expenses, is in the best interests of the Company as a whole, each Fund and each class of shares offered by each Fund.

II. ELEMENTS OF THE PLAN

Class Designation: Each Fund’s shares shall be divided into the classes identified on Exhibit A to this Plan. Subject to approval by the Board of Directors, the Company may change the names designating the Funds’ classes of shares.

Differences in Availability: Institutional Class Shares shall be available to eligible investors, including generally institutional investors and clients of registered investment advisors (and others as disclosed in the Funds’ prospectuses), and will be sold subject to the supervision of DFA Securities Inc. (“DFAS”). Class R2 Shares shall be available to retirement plans that desire an expanded array of shareholder services, based on the requirements of the plans as determined by plan sponsors or other plan fiduciaries, as disclosed in the Funds’ prospectuses, and will be sold subject to the supervision of DFAS. Class R10 Shares, Class R25 Shares, and Class R40 Shares shall be available to retirement plans that desire an expanded array of shareholder services, based on the requirements of the plans as determined by plan sponsors or other plan fiduciaries, as disclosed in the Funds’ prospectuses, and will be sold subject to the supervision of DFAS.

Differences in Distribution Arrangements: Institutional Class Shares and Class R2 Shares have identical distribution arrangements, and such share classes shall not incur distribution expenses. Pursuant to a Distribution Plan adopted by the Funds under Rule 12b-1 of the 1940 Act, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall be subject to the following distribution arrangements:

(1)	in the case of Class R10 Shares of the Funds, the Funds shall incur fees of not more than 0.10% per annum of average net assets (distribution or service fee);

(2)	in the case of Class R25 Shares of the Funds, the Funds shall incur fees of not more than 0.25% per annum of average net assets (distribution or service fee); and

(3)	in the case of Class R40 Shares of the Funds, the Funds shall incur fees of not more than 0.40% per annum of average net assets, of which 0.25% per annum is considered a service fee.

Differences in Shareholder Services: Investors in the Institutional Class Shares, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall receive a standard range of shareholder services, as described in the Funds’ prospectuses. Investors in Class R2 Shares of each Fund shall receive an expanded (but not identical) array of shareholder services described in the Shareholder Services Agreement, as approved by the Company’s Board of Directors, and as disclosed in the prospectus of Class R2 Shares of the Funds. These shareholder services shall include, among others, recordkeeping services, account statement preparation and transmission, transaction reporting, and services in connection with shareholder meetings.

Expense Allocation: All expenses of each Fund shall be allocated between each class of shares in accordance with Rule 18f-3 under the 1940 Act, except that the (i) fees and expenses incurred by a Fund under a Shareholder Services Agreement for its Class R2 Shares shall be allocated to Class R2 Shares, (ii) different distribution or service fee payments associated with the Distribution Plan adopted for Class R10 Shares, Class R25 Shares, and Class R40 Shares and any costs related to implementing or amending such Distribution Plan, will be borne solely by shareholders of such class, and (iii) following types of expenses specific to each class shall be allocated to such class:

•	transfer agency and other recordkeeping costs;

•	Securities and Exchange Commission and blue sky registration or qualification fees;

•

printing and postage expenses related to printing and distributing materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

•	audit or accounting fees or expenses relating solely to such class;

•	the expenses of administrative personnel and services as required to support the shareholders of such class;

•	litigation or other legal expenses relating solely to such class;

•	Directors’ fees and expenses incurred as a result of issues relating solely to such class; and

•	other expenses subsequently identified and determined to be properly allocated to such class.

Conversion Features: Institutional Class Shares, Class R2 Shares, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall have no conversion features.

Exchange Privileges: Institutional Class Shares, Class R2 Shares Class R10 Shares, Class R25 Shares, and Class R40 Shares of a Fund may be exchanged for the identical class of shares of another series of the Company, according to the terms and conditions stated in each Fund’s prospectus, as it may be amended from time to time, to the extent permitted under the 1940 Act and the rules and regulations adopted thereunder.

Voting and Other Rights: All class shares shall each have: (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligations as the other class.

Additional Information: The Plan is qualified by and subject to the terms of the then current prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such prospectuses shall be inconsistent with the terms of the classes contained in the Plan. The prospectuses for the Funds contain additional information about the classes and the Funds’ multiple class structure.

Adopted: September 5, 2003

Amended: March 23, 2007

Amended and Restated: December 17, 2010

Exhibit A

Fund	Class
DFA International Value Portfolio	Institutional Class, Class R2, Class R10, Class R25, and Class R40
U.S. Large Cap Value Portfolio II	Institutional Class, Class R10, Class R25, and Class R40
DFA International Value Portfolio II	Institutional Class, Class R10, Class R25, and Class R40
DFA International Value Portfolio III	Institutional Class, Class R10, Class R25, and Class R40
U.S. Large Cap Value Portfolio III	Institutional Class, Class R10, Class R25, and Class R40
LWAS/DFA U.S. High Book to Market Portfolio	Institutional Class, Class R10, Class R25, and Class R40
LWAS/DFA Two-Year Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
LWAS/DFA Two-Year Government Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA International Value Portfolio IV	Institutional Class, Class R10, Class R25, and Class R40
Emerging Markets Portfolio II	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed U.S. Marketwide Value Portfolio II	Institutional Class, Class R10, Class R25, and Class R40
U.S. Large Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Global Equity Portfolio	Institutional Class, Class R2, Class R10, Class R25, and Class R40
Global 60/40 Portfolio	Institutional Class, Class R2, Class R10, Class R25, and Class R40
Global 25/75 Portfolio	Institutional Class, Class R2, Class R10, Class R25, and Class R40

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